UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2009
Flagstar Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 312-2000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     Flagstar Bancorp, Inc. (the “Company”) has adjusted its results of operations and financial condition for the three months and year ended December 31, 2008. The effect of the adjustments is that the net loss increased by $18.1 million, or $0.22 per share (diluted), to a net loss of $218.4 million, or $2.62 per share (diluted) and to a net loss of $275.4 million, or $3.82 per share (diluted), up from the previously announced net loss of $200.3 million, or $2.40 per share (diluted) and net loss of $257.3 million, or $3.57 per share (diluted), for the three months and year ended December 31, 2008, respectively. Also, the adjustments resulted in a decrease in total assets and total stockholders equity of $6.0 million as of December 31, 2008.
     The adjustments relate to two separate items that were identified subsequent to the issuance of the Company’s earnings press release on January 30, 2009 and prior to filing of the Company’s Annual Report on Form 10-K.
     The first adjustment relates to a collateralized mortgage obligation owned by the Company that was downgraded by Moody’s Investors Service on February 4, 2009. Following the downgrade, the Company re-evaluated the security for other-than-temporary impairment and reviewed and updated its cash-flow analyses. Based upon all available evidence and the timing of the downgrade, the Company determined that other-than-temporary impairment of $18.7 million should be recorded as of December 31, 2008.
     The second adjustment pertains to the valuation of the Company’s deferred tax asset for state taxes. Subsequent to the issuance of the Company’s earnings press release on January 30, 2009, the Company determined that its deferred tax asset was impaired in the amount of $9.2 million as of December 31, 2008. Although the change of control transaction that gives rise to the impairment did not close until January 30, 2009, the related investment agreement was executed on December 17, 2008 and, as such, the impairment should be recorded as of December 31, 2008.
     The information in this Item 2.02, including the exhibit attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Date: March 13, 2009	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer